UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2026
CARTER BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-39731	85-3365661
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
1300 Kings Mountain Road, Martinsville, Virginia 24112
(Address of Principal Executive Offices) (Zip Code)
(276) 656-1776
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CARE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 18, 2026, Carter Bankshares, Inc. (the “Holding Company”) and Carter Bank & Trust (the “Bank,” and together with the Holding Company, the “Company”) entered into amended and restated employment agreements or amended and restated change of control agreements with several officers, including a Second Amended and Restated Employment Agreement with each of Litz H. Van Dyke, Chief Executive Officer (the “Van Dyke Agreement”), Bradford N. Langs, President and Chief Strategy Officer of the Bank (the “Langs Agreement”), Wendy S. Bell, Chief Financial Officer (the “Bell Agreement”) and Matthew M. Speare, Chief Operations Officer of the Bank (the “Speare Agreement”) (collectively, the “Employment Agreements”) and an Amended and Restated Change of Control Severance Agreement with Tony E. Kallsen, Chief Credit Officer of the Bank (the “Change of Control Agreement,” and together with the Employment Agreements, the “Agreements”). Each of the Agreements replaces the existing corresponding agreement for each of these officers.
Employment Agreements
Each of the Employment Agreements includes the following changes, in addition to other clarifying and conforming changes consistent with current best practices:
•Each agreement was updated to reflect the officer’s current position and current base salary, providing the current base salary as a base salary floor and to update the term.
•The clawback provision was expanded to include all applicable requirements under law, regulation, or securities exchange listing standard and Company policies and to add each officer’s express agreement to comply.
•The gross up provision to cover taxes on automobile allowance was removed.
•The definition of “Cause” was clarified to specifically provide that the officer’s breach of the duty of loyalty is a reason to terminate the officer’s employment for Cause. The definition of “Cause” was also narrowed to require “willful” action in order to be terminated for Cause due to failure to perform material duties and responsibilities or failure to follow reasonable instructions or policies of the Company.
•The termination and severance provisions were updated to comply with a new Virginia law that impacts noncompetition provisions beginning July 1, 2026, including the addition of one month of severance for any termination not otherwise triggering full severance benefits under the agreement, other than in the event of death, termination for Cause or voluntary termination other than for Good Reason.
•The confidentiality obligations and noncompetition restrictive covenant provision were updated and clarified to comply with law changes, recent developments and other best practices.
•The provision providing for full payout and termination of the agreement upon a Change of Control under Internal Revenue Code Section 409A was removed to maintain greatest flexibility.
Change of Control Agreement
The Change of Control Agreement includes the following changes, in addition to other clarifying and conforming changes consistent with current best practices:
•The definition of “Cause” was clarified to specifically provide that the officer’s breach of the duty of loyalty is a reason to terminate the officer’s employment for Cause. The definition of “Cause” was also narrowed to require “willful” action in order to be terminated for Cause due to failure to perform material duties and responsibilities or material violation of any Company policy, code, or applicable standard of behavior.
•The termination and severance provisions were updated to comply with a new Virginia law that impacts noncompetition provisions beginning July 1, 2026, including the addition of one month of severance for any termination not otherwise triggering full severance benefits under the agreement, other than in the event of death, termination for Cause or voluntary termination other than for Good Reason.

•The definition of “Incapacity” was changed to match the definition in the Employment Agreements.
•The restrictive covenant provisions were updated to be consistent with the Employment Agreements and the noncompetition restrictive covenant provision was also updated and clarified to comply with law changes, recent developments and other best practices.
The foregoing description of the Agreements is qualified in its entirety by reference to the full text of each of the Agreements, which are filed as Exhibits 10.1-10.5 hereto and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No. Description of Exhibit
10.1    Second Amended and Restated Employment Agreement, dated June 18, 2026, by and between Carter Bankshares Inc., Carter Bank & Trust and Litz H. Van Dyke.
10.2    Second Amended and Restated Employment Agreement, dated June 18, 2026, by and between Carter Bankshares Inc., Carter Bank & Trust and Bradford N. Langs.
10.3    Second Amended and Restated Employment Agreement, dated June 18, 2026, by and between Carter Bankshares Inc., Carter Bank & Trust and Wendy S. Bell.
10.4    Second Amended and Restated Employment Agreement, dated June 18, 2026, by and between Carter Bankshares Inc., Carter Bank & Trust and Matthew M. Speare.
10.5    Second Amended and Restated Employment Agreement, dated June 18, 2026, by and between Carter Bankshares Inc., Carter Bank & Trust and Tony E. Kallsen.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER BANKSHARES, INC.
(Registrant)

Date: June 24, 2026	By:	/s/ Wendy S. Bell
	Name:	Wendy S. Bell
	Title:	Chief Financial Officer